Exhibit 99.1
Castellum, Inc. Promotes Drew Merriman to Chief Operating Officer

VIENNA, Va., Sept. 03, 2024 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) ("Company") (“Castellum”), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces Andrew (“Drew”) Merriman’s promotion to Chief Operating Officer (“COO”), effective September 1, 2024. Mr. Merriman fills Castellum’s vacancy created by Glen Ives’ promotion to Chief Executive Officer (“CEO”) on July 1, 2024.

“Drew is an exceptionally talented executive with deep technical knowledge, strong customer relationship management skills, and proven effectiveness at executing Castellum’s operational strategy,” said Glen Ives, CEO of Castellum. “Drew’s promotion is another step forward for our focused approach on operational excellence and organic growth.”

“I am honored and excited by this opportunity to continue serving Castellum’s mission customers across the federal government,” said Drew Merriman. “I have had the privilege of working with Castellum’s talented professionals for the last three years. I see a substantial upside opportunity for growth and to expand our capacity to support our Department of Defense and Federal Civilian customers. I look forward to helping make that growth happen over the next several years.”

Mr. Merriman co-founded Merrison Technologies, LLC (“MTech”) in 2013, where he served as CEO. Under Mr. Merriman’s leadership, MTech experienced explosive growth, joining the Inc. 5000 fastest-growing companies list in 2018 with 176% revenue growth over three years. Before founding MTech, Mr. Merriman worked for ten years at Northrup Grumman Corporation, advancing from Software Development Manager to Technical Director. Mr. Merriman has a bachelor’s degree in information technology management and is a Certified CMMC Professional (“CCP”) with the Cyber AB. Castellum acquired MTech in August 2021.

About Castellum, Inc.

Castellum, Inc. is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” ”project,” “believe,” “anticipate,” “shooting to,” “intend,” “in a position,” ‘looking to,” “pursue,” “positioned,” “will,” “likely,” “would,” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, building value, serving our shareholders and profitability. These forward-looking statements are subject to risks, uncertainties,

Exhibit 99.1
and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives, President & CEO
info@castellumus.com - (703) 752-6157

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/080a31a0-02cc-43a0-8db2-b3a763d8ab0d